Exhibit 99(c)(4)

PRELIMINARY DRAFT

Project Ocean
Discussion Materials

Goldman, Sachs & Co.
March 14, 2008

Table of Contents

I.	Situation Overview

II.	Option A: CastlePoint Acquisition of Tower

III.	Option B: Tower Acquisition of CastlePoint

IV.	Option C: CastlePoint Share Repurchase

Appendix A: Assumptions

I.         Situation Overview

Evolution of CastlePoint Performance Relative to Tower

Relative Trading Performance

	11-Dec-07		13-Mar-08		% Change

Price
Tower	$32.40		$25.08		(22.6)%
CastlePoint	12.10		10.00		(17.4)

2008 P / E (IBES)
Tower	13.2	x	8.4	x	(36.8)%
CastlePoint	10.5		5.6		(47.2)

2009 P / E (IBES)
Tower	10.8	x	7.7	x	(29.0)%
CastlePoint	6.4		4.5		(28.6)

P / B (ex. AOCI)
Tower	2.5	x	1.9	x	(24.1)%
CastlePoint	1.1		0.9		(18.4)

YTD 2008 Exchange Ratio

Source: Bloomberg, IBES

Note: Market data as of 13-Mar-2008.

Overview of Potential “Option C”

•                             Use of excess capital and leverage capacity to fund a significant share repurchase (“recap”)

•                             Tower does not participate, and therefore its ownership of CastlePoint will increase

•                             Tower ownership could be further increased via a tender offer, subject to regulatory and tax limitations

•                             Exit some or all non-Tower businesses

•                             Tower and CastlePoint alter relationship

•                             Reduce reinsurance participation percentage

•                             Embed mechanism for renewal of contract on a regular basis

•                             Tower enters new reinsurance relationship with external reinsurers on more favorable terms

•                             Additional share repurchase capacity from:

•                             Exiting some or all non-Tower business

•                             Reducing quota share percentage with Tower

•                             CastlePoint raises common dividend

Overview of Potential CastlePoint Strategic Alternatives

Realization of Strategic Objectives

CastlePoint Goal	Option A	Option B	Option C

• Certainty of shareholder value creation	?	☒	?

• Alternative to growing 3rd party business in unfavorable market conditions	☒	☒	☒

• Maintain Bermuda platform	☒	☐	☒

• Relieve conflicts of interest	☒	☒	☒ / ?

• Reduce two-way reliance between Tower and CastlePoint	☒	☒	☒

• Effectively use CastlePoint excess capital	☒	☒	☒

• Minimize execution risk in any alternative	☐	?	☒

Overview of Potential CastlePoint Strategic Alternatives
Benefits and Considerations – CastlePoint Perspective

	Option A	Option B	Option C
Benefits

•                  Combines “best of both worlds” - U.S. insurance distribution with capital provided via a Bermuda platform

•                  Potential for meaningful synergies

•                  Aligns management and shareholders; removes potential conflicts

•                  Potential for CastlePoint valuation multiple expansion

•                  Transaction can be structured with cash and stock to provide liquidity or allow CastlePoint shareholders to share in upside

•                  CastlePoint shareholders could receive a premium for their shares

•                  Partial cash-out of CastlePoint shareholders

•                  Potential for Tower EPS accretion without significant negative impact on tangible book value per share

•                  Aligns management and shareholders; removes potential conflicts

•                  Ability for CastlePoint shareholders to receive premium to current trading price

•                  Preserves some upside in the form of shares retained

•                  Less execution risk than Option A and B and the status quo business model

•                  A stock repurchase could be highly accretive to CastlePoint

Considerations

•                  CastlePoint will need to pay a premium to Tower shareholders

•                  CastlePoint’s smaller size, lack of financial flexibility and low P/E ratio limit ability to pay

•                  Tower could be “put in play” and sold to third party which could damage CastlePoint prospects

•                  CastlePoint stock trading below book value – potentially expensive to raise equity capital

•                  Transaction negatively impacts tangible book value per share for current shareholders

•                  Substantial investment by sponsor would introduce control issues

•                  Highly levered transaction

•                  CFC issues

•                  CastlePoint shares trading below book value post Q4 2007 earnings call

•                  Material tax costs and loss of Bermuda platform could impact Tower’s valuation and therefore the value to CastlePoint shareholders

•                  Taxable to CastlePoint shareholders

• Shareholder value creation relative to IPO price • Shareholder reaction to transformational event that leaves CastlePoint public

II.  Option A:  CastlePoint Acquisition of Tower

Transaction Sources and Uses
Option A:  CastlePoint Acquisition of Tower – CastlePoint Shares Issued at $11.00 per share
($ in millions)

Tower Purchase Price			$28.00		$29.00		$30.00		$31.00		$32.00		$33.00
Premium to Current: $25.08	Current		11.6%		15.6%		19.6%		23.6%		27.6%		31.6%
Premium to 3 Month VWAP: $28.95	Tower		(3.3)		0.2		3.6		7.1		10.6		14.0

Price / Earnings
2008E	8.4	x	9.3	x	9.7	x	10.0	x	10.3	x	10.7	x	11.0	x
Price / Book Value ex. AOCI
31-Dec-2007 Stated	1.9	x	2.1	x	2.2	x	2.2	x	2.3	x	2.4	x	2.5	x
31-Dec-2007 Tangible	2.1		2.3		2.4		2.5		2.6		2.7		2.8

Sources:
CastlePoint Cash On-Hand			$70.0		$70.0		$70.0		$70.0		$70.0		$70.0
Excess Capital from CPRe			75.0		75.0		75.0		75.0		75.0		75.0
Debt			200.0		200.0		200.0		200.0		200.0		200.0
Trust Preferred			0.0		0.0		0.0		0.0		0.0		0.0
Common Stock - Sponsor Investment			256.5		280.1		303.7		327.3		351.0		374.6
Common Stock - Michael Lee Investment			75.0		75.0		75.0		75.0		75.0		75.0
Total Sources			$676.5		$700.1		$723.7		$747.3		$771.0		$794.6

Uses:
Gross Aggregate Purchase Price for Tower Equity			$661.5		$685.1		$708.7		$732.3		$756.0		$779.6
Less: Tower Pre-Transaction Special Dividend			0.0		0.0		0.0		0.0		0.0		0.0
Less: Tower excess Cash			0.0		0.0		0.0		0.0		0.0		0.0
Net Aggregate Purchase Price for Tower Equity			$661.5		$685.1		$708.7		$732.3		$756.0		$779.6
Plus: Transaction Fees and Expenses			15.0		15.0		15.0		15.0		15.0		15.0
Total Uses			$676.5		$700.1		$723.7		$747.3		$771.0		$794.6

Pro Forma Ownership
Sponsor Pro Forma Ownership			35.4%		37.4%		39.3%		41.2%		42.8%		44.4%
Michael Lee Ownership			10.4		10.0		9.7		9.4		9.2		8.9

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option A Transaction Assumptions. Sources and uses per guidance of CastlePoint management. Market data as of 13-Mar-2008.

Illustrative Pro Forma Impact
Option A:  CastlePoint Acquisition of Tower – CastlePoint Shares Issued at $11.00 per share

Tower Purchase Price		$28.00		$29.00		$30.00		$31.00		$32.00		$33.00
Premium to Current: $ 25.08		11.6%		15.6%		19.6%		23.6%		27.6%		31.6%
Premium to 3 Month VWAP: $ 28.95		(3.3)		0.2		3.6		7.1		10.6		14.0

	CastlePoint
	Stand Alone

2008E EPS Accretion / (Dilution) Delta	$1.80	$0.11		$0.05		$(0.01)		$(0.06)		$(0.11)		$(0.16)

2008 ROACE (ex. AOCI) Delta (bps)	15.2%	470	bps	434	bps	400	bps	366	bps	334	bps	303	bps

2008 ROATCE (ex. AOCI) Delta (bps)	15.2%	1,442	bps	1,443	bps	1,445	bps	1,446	bps	1,448	bps	1,449	bps

Pro Forma Common BVPS ex. AOCI
31-Dec-2007 (At Close) - Stated	$11.04	$11.03		$11.02		$11.02		$11.02		$11.02		$11.02
31-Dec-2007 (At Close) - Tangible	11.04	4.74		4.60		4.45		4.32		4.20		$4.08

Adjusted Debt / TAC
31-Dec-2007 (At Close)	9.8%	26.7%		26.2%		25.6%		25.1%		24.7%		24.2%
2008E	24.3	23.9		23.4		23.0		22.6		22.2

Adjusted Debt / Tangible Capital
31-Dec-2007 (At Close)	9.8%	42.1%		42.1%		42.1%		42.1%		42.1%		42.1%
2008E		36.4		36.5		36.5		36.5		36.5		36.5

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option A Transaction Assumptions. Market data as of 13-Mar-2008.

Potential Pro Forma Value Creation
Option A:  CastlePoint Acquisition of Tower – CastlePoint Shares Issued at $11.00 per share

Tower Purchase Price			$28.00	$29.00	$30.00	$31.00	$32.00	$33.00
Premium to Current: $ 25.08			11.6%	15.6%	19.6%	23.6%	27.6%	31.6%
Premium to 3 Month VWAP: $ 28.95			(3.3)	0.2	3.6	7.1	10.6	14.0

EPS Impact to CastlePoint
2008E EPS	$1.80		$1.91	$1.85	$1.79	$1.74	$1.69	$1.64
Accretion Dilution ($)			0.11	0.05	(0.01)	(0.06)	(0.11)	(0.16)

CastlePoint Share Price Impact: P / E Basis
CastlePoint 2008 P / E	5.6	x	$10.59	$10.25	$9.94	$9.64	$9.36	$9.10
Blended 2008 P / E (Earnings Weighted)	7.0		13.29	12.88	12.48	12.11	11.76	11.43
Tower 2008 P / E	8.4		15.93	15.43	14.95	14.51	14.09	13.70

Premium to Current CastlePoint ($10.00)
CastlePoint 2008 P / E	5.6	x	5.9%	2.5%	(0.6)%	(3.6)%	(6.4)%	(9.0)%
Blended 2008 P / E (Earnings Weighted)	7.0		32.9	28.8	24.8	21.1	17.6	14.3
Tower 2008 P / E	8.4		59.3	54.3	49.5	45.1	40.9	37.0

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option A Transaction Assumptions. Market data as of 13-Mar-2008.

III.  Option B:  Tower Acquisition of CastlePoint

CastlePoint Analysis at Various Prices
Potential Cost of CastlePoint

($ in millions)

	Current		CastlePoint Share Price								Tower
	$ 10.00		$ 12.00		$ 13.00		$ 14.00		$ 15.00		Stand Alone
Market Cap	$382.9		$463.5		$504.5		$545.6		$586.6		$592.5
Less: Excess Cash(1)	$(70.0)		(70.0)		(70.0)		(70.0)		(70.0)		—
Less: Debt Capacity(2)	(80.0)		(80.0)		(80.0)		(80.0)		(80.0)		—
Adjusted Market Cap	$232.9		$313.5		$354.5		$395.6		$436.6		$592.5

2008 Net Income: IBES	$68.9		$68.9		$68.9		$68.9		$68.9		$70.9
Less: Foregone Income on Excess Cash(3)	(3.9)		(3.9)		(3.9)		(3.9)		(3.9)		—
Less: Interest Expense (4)	(5.6)		(5.6)		(5.6)		(5.6)		(5.6)		—
Adjusted Net Income	$59.5		$59.5		$59.5		$59.5		$59.5		$70.9
Less: Tax Dis-Synergies	(20.8)		(20.8)		(20.8)		(20.8)		(20.8)		—
Tax-Affected Adjusted Net Income	$38.7		$38.7		$38.7		$38.7		$38.7		$70.9

2008 P / E
Status Quo	5.6	x	6.7	x	7.3	x	7.9	x	8.5	x	8.4	x
Adjusted P / E	3.9		5.3		6.0		6.7		7.3		8.4
Tax-Affected Adjusted P / E	6.0		8.1		9.2		10.2		11.3		8.4

P / B (31-Dec-2007)
Status Quo	0.91	x	1.10	x	1.19	x	1.29	x	1.39	x	1.86	x
Adjusted P / B	0.85		1.15		1.30		1.45		1.60		1.86

Note: Market data as of 13-Mar-2008.

(1)      Per guidance of CastlePoint management.

(2)      Debt capacity based on 30% debt / TAC.

(3)      Assumes 5.5% cost of cash.

(4)      Assumes interest expense of 7.0%.

Transaction Sources and Uses
Option B:  Tower Acquisition of CastlePoint

($ in millions)

CastlePoint Purchase Price			$12.00		$13.00		$14.00		$15.00
Premium to Current: $ 10.00			20.0%		30.0%		40.0%		50.0%
Premium to 3 Month VWAP: $ 11.66	Current		7.4		16.4		25.3		34.3

Price / Earnings
2008E	5.6	x	6.7	x	7.2	x	7.8	x	8.3	x

Price / Book Value ex. AOCI
31-Dec-2007 Stated	0.9	x	1.1	x	1.2	x	1.3	x	1.4	x
31-Dec-2007 Tangible	0.9		1.1		1.2		1.3		1.4

Sources:
CastlePoint Cash On-Hand			$70.0		$70.0		$70.0		$70.0
Cash Contribution from CPRe			100.0		100.0		100.0		100.0
Debt			75.0		75.0		75.0		75.0
Common Equity			193.9		229.6		265.4		301.1
Total Sources			$438.9		$474.6		$510.4		$546.1

Uses:
Gross Aggregate Purchase Price for CastlePoint Equity			$459.5		$497.8		$536.1		$574.3
Less: Value of CastlePoint Shares owned by Tower			(30.6)		(33.2)		(35.7)		(38.3)
Net Aggregate Purchase Price for CastlePoint Equity			428.9		464.6		500.4		536.1
Plus: Transaction Fees and Expenses			10.0		10.0		10.0		10.0
Total Uses			$438.9		$474.6		$510.4		$546.1

Pro Forma Ownership
Tower Ownership			75.3%		72.1%		69.1%		66.3%
CastlePoint Ownership			24.7		27.9		30.9		33.7

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option B Transaction Assumptions. Sources and uses per guidance of CastlePoint management. Market data as of 13-Mar-2008.

Illustrative Pro Forma Impact
Option B:  Tower Acquisition of CastlePoint

Tower Perspective

CastlePoint Purchase Price			$12.00		$13.00		$14.00		$15.00
Premium to Current: $ 10.00			20.0%		30.0%		40.0%		50.0%
Premium to 3 Month VWAP: $ 11.66			7.4		16.4		25.3		34.3

	Tower
	Stand Alone

2008E EPS Accretion / (Dilution) Delta	$3.00		$0.27		$0.13		$0.00		$(0.12)

2008 ROACE (ex. AOCI) Delta (bps)	20.2%		197	bps	116	bps	39	bps	(31	)bps

2008 ROATCE (ex. AOCI) Delta (bps)	22.5%		262	bps	271	bps	280	bps	289	bps

Pro Forma Common BVPS ex. AOCI
31-Dec-2007 (At Close) - Stated	$16.20		$16.32		$16.70		$17.05		$17.37
31-Dec-2007 (At Close) - Tangible	14.72		14.03		13.35		12.71		12.13

Adjusted Debt / TAC
31-Dec-2007 (At Close)	14.1%		25.3%		23.8%		22.4%		21.1%
2008E			21.5		20.3		19.2		18.1

Adjusted Debt / Tangible Capital
31-Dec-2007 (At Close)	15.4%		27.8%		27.4%		27.0%		26.6%
2008E			23.4		23.1		22.7		22.3

Tower Share Price Impact: P / E Basis
Blended 2008 P / E (Earnings Weighted)	7.0	x	$22.84		$21.85		$20.94		$20.10
Tower 2008 P / E	8.4		27.36		26.17		25.08		24.08

Premium to Current Tower ($25.08)
Blended 2008 P / E (Earnings Weighted)	7.0	x	(8.9)%		(12.9)%		(16.5)%		(19.9)%
Tower 2008 P / E	8.4		9.1		4.4		0.0		(4.0)

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option B Transaction Assumptions. Market data as of 13-Mar-2008.

Illustrative Pro Forma Impact
Option B: Tower Acquisition of CastlePoint

CastlePoint Perspective

	Current		CastlePoint Share Price
	$ 10.00		$ 12.00		$ 13.00		$ 14.00		$ 15.00

CastlePoint Pro Forma Ownership			24.7%		27.9%		30.9%		33.7%

Exchange Ratio			0.22	x	0.26	x	0.30	x	0.34	x

Pro Forma EPS - CastlePoint Perspective			$0.71		$0.80		$0.89		$0.97

Cash Consideration to CastlePoint Shareholders			$6.58		$6.58		$6.58		$6.58

Value of Tower Shares - CastlePoint Perspective
Blended 2008 P / E (Market Cap Weighted)	7.0	x	$4.94		$5.60		$6.20		$6.75
Tower 2008 P / E	8.4		5.92		6.71		7.43		8.09

Pro Forma Share Price Range
Blended 2008 P / E (Market Cap Weighted)	7.0	x	$11.52		$12.17		$12.77		$13.33
Tower 2008 P / E	8.4		12.49		13.28		14.00		14.66

Premium / (Discount) to Current: $10.00
Blended 2008 P / E (Market Cap Weighted)	7.0	x	15.2%		21.7%		27.7%		33.3%
Tower 2008 P / E	8.4		24.9		32.8		40.0		46.6

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option B Transaction Assumptions. Market data as of 13-Mar-2008.

IV.  Option C:  CastlePoint Share Repurchase

Pro Forma Adjustments
Option C: CastlePoint Share Repurchase
($ in millions)

	CastlePoint Stand Alone		Repurchase Adjustments	CastlePoint Pro Forma

Market Cap (13-Mar-2008)	$382.9		$(150.0)	$232.9
Book Value (31-Dec-2007)	422.9		(150.0)	272.9

Total Debt	$103.1		$80.0	$183.1

2008 Net Income	$68.9		$(9.5)	$59.4

Metrics
Price / Book Value	0.91	x		0.85	x
Price / 2008 Earnings	5.6			3.9
2008 ROACE	15.2%			19.8%
Debt / TAC	9.8			30.2

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option C Transaction Assumptions. Market data as of 13-Mar-2008.

Illustrative Pro Forma Impact
Option C:  CastlePoint $150mm Share Repurchase

	Stand Alone CastlePoint		CastlePoint Repurchase Price
			$ 11.00	$ 11.50	$ 12.00	$ 12.50	$ 13.00
Premium Paid
Premium to Current	$10.00		10.0%	15.0%	20.0%	25.0%	30.0%
Premium to 1 Month VWAP	11.17		(1.5)	2.9	7.4	11.9	16.4
Premium to 3 Month VWAP	11.66		(5.7)	(1.4)	2.9	7.2	11.5

Shares Repurchased (mm)			13.6	13.0	12.5	12.0	11.5

Pro Forma Ownership - Tower	6.7%		10.3%	10.1%	9.9%	9.7%	9.5%

2008 Pro Forma EPS Accretion / Dilution ($)	$1.80		$0.61	$0.55	$0.50	$0.46	$0.42

Pro Forma Common BVPS (31-Dec-2007)	$11.04		$11.07	$10.81	$10.58	$10.38	$10.20

CastlePoint Share Price
Low (P / B Basis)	0.85	x	$9.45	$9.23	$9.03	$8.86	$8.71
Medium (Revalued P / B Basis; 5.2x Implied Forward P/E)(1)	1.14		12.62	12.32	12.06	11.83	11.63

Pro Rata Cash / Share (Ex-Tower)			$4.20	$4.20	$4.20	$4.20	$4.20

Pro Rata Value of Remaining CastlePoint (Ex-Tower)
Low (P / B Basis)	0.85	x	$5.84	$5.86	$5.87	$5.88	$5.90
Medium (Revalued P / B Basis; 5.2x Implied Forward P/E)(1)	1.14		7.80	7.82	7.84	7.86	7.87
High (P / 2008E)	6.0		8.94	8.96	8.98	9.00	9.02

Total Pro Rata Value to CastlePoint (Ex-Tower)
Low (P / B Basis)	0.85	x	$10.04	$10.06	$10.07	$10.08	$10.09
Medium (Revalued P / B Basis; 5.2x Implied Forward P/E)(1)	1.14		12.00	12.02	12.04	12.06	12.07
High (P / 2008E)	6.0		13.14	13.16	13.18	13.20	13.22

Note: Pro forma combination adjustments and other assumptions per guidance of CastlePoint Special Committee and as referenced in Option C Transaction Assumptions. Market data as of 13-Mar-2008.

(1)  Revalued P / B based on Price / Book vs. ROACE regression for Bermuda peers consisting of: AXS, ENH, AHL, PTP, VR, MRH, FSR, ACE, ACGL, AWH, PRE, RNR, and IPCR.

Appendix A: Assumptions

Transaction Assumptions
Option A:  CastlePoint Acquisition of Tower

Market Data

•                  As of 13-Mar-2008

Financial Projections

•                  CastlePoint projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

•                  Tower projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

Purchase Accounting Adjustments

•                  Purchase accounting adjustments subject to further review with management

•                  Transaction closes 31-Dec-2007

•                  Transaction intangibles amortized over 10 years using sum-of-the-years’ digits, tax-affected at 35.0%

•                  Assumes equity method accounting for Tower ownership in CastlePoint

•                  Assumes $0.0mm of total advisory, financing, and other deal-related expenses

Synergies

•                  Savings from reinsurance restructuring equal to $12.0mm in 2008

•                  Cost synergies equal to $1.2mm per year

Financing Sources

•                  Internal capital, trust preferred, straight debt, and common equity

•                  Assumes common equity investment into CastlePoint issued at $11.00 per share

•                  Assumes $75.0mm Michael Lee common equity investment into CastlePoint issued at $11.00 per share

Source	Cost	Tax Deductibility	Equity Credit
Excess Cash from Tower	5.5%	Yes	NA
Excess Cash from CastlePoint	5.5	No	NA
Excess Cash from CPRe	5.5	No	NA
Straight Debt	7.0	Yes	0%
Trust Preferred	8.5	Partial	50% up to 20% Hybrid Limit
Common Stock (without warrants)	NA	NA	NA

Transaction Assumptions
Option B:  Tower Acquisition of CastlePoint

Market Data

•                  As of 13-Mar-2008

Financial Projections

•                  CastlePoint projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

•                  Tower projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

Purchase Accounting Adjustments

•                  Purchase accounting adjustments subject to further review with management

•                  Transaction closes 31-Dec-2007

•                  Assumes equity method accounting for Tower ownership in CastlePoint

•                  Assumes $10.0mm of total advisory, financing, and other deal-related expenses

Synergies / Dissynergies

•                  One-time cost of accounting change for TRM from MGA to company of $0.0mm in 2008

•                  Pre-tax cost synergies equal to $2.0mm per year

•                  CastlePoint pre-tax income subject to 35.0% tax

•                  Tax dissynergy offset by FET savings and override realized by shifting premium

Financing Sources

•                  Internal capital, trust preferred, straight debt, and common equity

•                  Assumes common equity investment into CastlePoint issued at $10.00 per share

Source	Cost	Tax Deductibility	Equity Credit
Excess Cash from CastlePoint	5.5	Yes	NA
Excess Cash from CPRe	5.5	Yes	NA
Straight Debt	7.0	Yes	0%
Common Stock	NA	Yes	NA

Transaction Assumptions
Option C:  CastlePoint Share Repurchase

Market Data

•                  As of 13-Mar-2008

Financial Projections

•                  CastlePoint projections based on IBES estimates for 2008 and 2009, and grown at the 10% from 2010 - 2012, unless otherwise noted

Pro Forma Accounting Adjustments

•                  Total Repurchase Amount: $150.0mm

•                  Transaction closes 31-Dec-2007

•                  Assumes $0.0mm of total advisory, financing, and other deal-related expenses

Financing Sources

•                  Internal capital and straight debt

Source	Amount	Cost %
CastlePoint Cash On-Hand	$70.0	5.5%
Cash Contribution from CPRe	—	NA
Debt	80.0	7.0